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                                                                  EXECUTION COPY

                                                                    EXHIBIT 3.41
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                       Limited Liability Company Agreement

                                       Of

                            Weider Publications, LLC

                          Dated as of January 23, 2003

                      A Delaware Limited Liability Company

          THE INTERESTS IN THE LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER NATION OR JURISDICTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THE SAME HAVE BEEN INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD HAS BEEN RENDERED TO THE LLC THAT AN EXEMPTION FROM REGISTRATION UNDER APPLICABLE SECURITIES LAWS IS AVAILABLE. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF THE INTERESTS IN THE LLC IS RESTRICTED AS PROVIDED IN THIS AGREEMENT. MEMBERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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                                    PREAMBLE

      This Limited Liability Company Agreement (this "Agreement") has been entered into by the undersigned members ("Members") as of January 23, 2003 pursuant to the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et seq., as amended, the "Delaware Act") and is the operating agreement of Weider Publications, LLC (the "LLC") for purposes of the Delaware Act. Capitalized terms shall have the meanings as set forth in Article XII hereof or as otherwise defined herein.

                                    RECITALS

      WHEREAS, Weider Publication, Inc., a Delaware corporation ("WPI"), and Weider Interactive Networks, Inc., a Delaware corporation ("WIN"), have formed the LLC pursuant to the Delaware Act and have filed a Certificate of Formation with the Delaware Secretary of State on November 26, 2002;

      WHEREAS, WPI and WIN have contributed all of their assets to the LLC as a capital contribution pursuant to the Asset Contribution Agreement, dated as of the date hereof, by and among WPI, WIN and the LLC;

      WHEREAS, American Media Operations, Inc., a Delaware corporation ("Buyer") has agreed to acquire all of the Interests in the LLC from WPI and WIN pursuant to the Purchase and Contribution Agreement, dated as of November 26, 2002 (the "Purchase Agreement"), by and among the LLC, WIN, Weider Health and Fitness, a Nevada corporation, Weider Health and Fitness, LLC, a Delaware limited liability company, EMP Group L.L.C., a Delaware limited liability company, Buyer, and the other parties thereto and thereby become the sole Member effective as of the Closing (as defined in the Purchase Agreement); and

      WHEREAS, the Members desire to enter into this Agreement which sets forth their respective rights and obligations as Members and provides for the management of the LLC.

                                    AGREEMENT

                                    ARTICLE I
                                  ORGANIZATION

      1.1 Formation. WPI and WIN have previously organized the LLC as a Delaware limited liability company pursuant to the Delaware Act. The original Certificate of Formation of the LLC was filed with the Delaware Secretary of State on November 26, 2002. The undersigned Members hereby agree to continue a Delaware limited liability company pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided herein, unless otherwise required by the Delaware Act. Upon execution of this Agreement, the undersigned shall be Members of the LLC.

      1.2 Name. The name of the LLC shall be Weider Publications, LLC or such other name or names as may be approved by the Members from time to time.
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      1.3   Certificate of Formation and Other Filings. The Board is hereby authorized to cause the LLC to execute or cause to be executed all instruments, certificates, notices and documents, and to do or cause to be done all such filing, recording, publishing and other acts as may be deemed by the Board to be necessary or appropriate from time to time to comply with all applicable requirements for the formation, operation or, when appropriate, termination of a limited liability company in the State of Delaware and all other jurisdictions where the LLC does or shall desire to conduct its business.

      1.4 Purpose. Members agree that the LLC has been formed to own and operate the publishing and magazine and such other businesses contributed to the LLC by WPI and WIN, and to engage in activities that are necessary, customary, convenient or incidental thereto.

      1.5 Place of Business. The principal place of business of the LLC shall be at 21100 Erwin Street, Woodland Hills, California, 91367, or at such other location as the Board determines from time to time.

      1.6 Registered Office and Agent. The initial registered office of the LLC in the State of Delaware is National Registered Agents, Inc. The name of its initial registered agent at such address is 9 East Loackerman Street, Dover, Delaware 19901. The LLC's registered office and registered agent may be changed from time to time by filing the address of the new registered office or the name of the new registered agent with the Delaware Secretary of State pursuant to the Delaware Act.

      1.7 Fiscal Periods. The fiscal year and taxable year of the LLC (each, a "Fiscal Year") shall be the year ending the last Tuesday of the month of March unless otherwise required by the Code.

      1.8 Powers. Subject to the provisions of this Agreement, the LLC and the Board acting on behalf of the LLC pursuant to Article IV, shall be empowered to do or cause to be done, or not to do, any acts as are necessary to effectuate the provisions of this Agreement.

                                   ARTICLE II
                                     MEMBERS

      2.1 Members. The initial Members are listed on Schedule A hereto. Effective upon the Closing, the initial Members shall each be deemed to have withdrawn as, and cease to be, Members and Buyer shall be the sole Member as of and following the Closing.

      2.2 LLC Property; LLC Interest. No real or other property of the LLC shall be deemed to be owned by any Member individually, but shall be owned by and title shall be vested solely in the LLC, except that the Board may cause legal title to any property of the LLC to be held by, or in the name of, any Person as nominee. The Interests of the Members shall be personal property of each of them giving only the rights specifically set forth in this Agreement or the Delaware Act.

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      2.3   Reimbursement. Notwithstanding anything in this Agreement to the contrary, the Directors shall be entitled to reimbursement from the LLC for reasonable expenses incurred by them which are attributable to the organization, operation and management of the LLC.

                                   ARTICLE III
                             MEETINGS OF THE MEMBERS

      3.1 Meetings. The LLC shall not be required to hold annual meetings. Special meetings of the Members may be called by Members holding a majority of the Units then outstanding upon 10 days' notice to all Members in writing or by telephone or facsimile. No business shall be acted upon at a special meeting that is not stated in the notice of the meeting. Meetings of Members may be held by telephone or any other communications equipment by means of which all participating Members can simultaneously hear each other during the meeting.

      3.2 Quorum. No action may be taken at a meeting of Members unless a quorum consisting of the Members holding a majority of the Units then outstanding is present in person or by proxy.

      3.3 Action by Written Consent. Subject to Article IV, any action which may be taken by the Members, or by any class of Members, under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by Members holding a majority of the Units then outstanding; provided, however, that if an action by written consent is solicited by the LLC, a Member shall be deemed to have withheld consent to such action unless such Member consents in writing within 15 business days of such Member's receipt of the solicitation.

      3.4 Voting Rights; Required Vote. Each Member shall be entitled to vote its Interests with respect to any action required or permitted to be taken by the Members under this Agreement. Except as otherwise expressly provided in this Agreement, any action required or permitted to be taken by the Members must be approved by the consent of the Members holding a majority of the Units then outstanding.

      3.5 Waivers of Notice. Whenever the giving of any notice to Members is required by statute or this Agreement, a waiver thereof, in writing and delivered to the LLC signed by the Member entitled to such notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action.

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                                   ARTICLE IV
                                MANAGEMENT; BOARD

      4.1   Management by Board of Directors.

            (a) Except for situations in which the approval of all the Directors is expressly required by nonwaivable provisions of applicable law or as otherwise provided in this Agreement, (i) the powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed under the direction of, a supervisory Board of Directors (the "Board"), and (ii) subject to the provisions of this Article IV and Article V, a majority of the Board may make all decisions and take all actions for the LLC not otherwise provided in this Agreement. The day-to-day activities of the LLC will be conducted by the Officers of the LLC, who will be agents of the LLC.

            (b) Notwithstanding the foregoing, without the unanimous written consent of the Members,

                  (i) the Board shall not have authority to take, and the LLC shall not take, any action that has the purpose or effect, either directly or indirectly, of adversely affecting the rights, privileges or obligations of any Member under this Agreement or otherwise, except to the extent any such action affects all of the rights, privileges or obligations of all of the Members on an equal or proportional basis, including, but not limited to, any such actions to:

                        (A) terminate the LLC, including, without limitation, by way of liquidation, dissolution, winding-up, voluntary bankruptcy or insolvency of the LLC; or

                        (B) distribute property or assets (including cash) of the LLC to the Members; and

                  (ii) the Board shall not have authority to take, and the LLC shall not take, any actions to elect for the LLC to be treated as other than a partnership for federal, and applicable state income tax purposes (except in connection with an underwritten public offering by the LLC of its shares of capital stock pursuant to a registration statement under the 1933 Act on Form S-1 (as defined in the 1933 Act)); or

                  (iii) the Board shall not have authority to take, and the LLC shall not take, any actions to agree or commit to agree to do any of the foregoing.

      4.2 Number and Qualifications. The number of Directors of the LLC shall initially be three, but may be increased or decreased (but not below three (3)) with the consent of the Members holding a majority of the Units then outstanding. Each Member shall appoint that number of Directors equal to such Member's Percentage Interest multiplied by the then-current number of Directors of the LLC (the product being rounded to the nearest whole number if necessary). The Directors of the LLC following the Closing are those individuals whose names are listed on Schedule B to this Agreement.

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      4.3   Vote of Directors. Each Director shall be entitled to one vote.

      4.4 Term. Each Director shall hold office for one year until his or her successor shall be elected and qualified, or until his or her earlier death, resignation or removal as provided in this Agreement.

      4.5 Vacancy. Any Director position to be filled by reason of an increase in the number of Directors may be filled by the consent of the Members holding a majority of the Units then outstanding. Any vacancy occurring in the Board other than by reason of an increase in the number of Directors or by reason of the decrease in any Member's Units may be filled by the Member that originally appointed such Director. A Director elected to fill a vacancy other than by reason of an increase in the number of Directors shall be elected for the unexpired term of its predecessor or in office.

      4.6 Removal. Any Director may be removed at any time, with or without cause, by the Member, or its successor or assign, that appointed such Director or by action of any other Director on behalf of a Member that has become entitled to the position of such Director by virtue of a change in the number of such Member's Units.

      4.7 Resignation. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the remaining Directors. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

      4.8 Place of Meetings of Board. All meetings of the Board may be held either within or without the State of Delaware at such place or places as shall be determined from time to time by resolution of the Board.

      4.9 Meetings of Board. Meetings of the Board may be held when called by a majority of the Directors. The Directors calling any meeting shall cause notice to be given of such meeting, including the time, date and place of such meeting, to each Director at least two business days before such meeting. The business to be transacted at, or the purpose of, any meeting of the Board shall be specified in the notice or waiver of notice of any such meeting. If fewer than all the Directors are present in person, by telephone or by proxy, business transacted at any such meeting shall be confined to the business or purposes specifically stated in the notice or waiver of notice of such meeting.

      4.10 Quorum; Vote. The vote of a majority of the votes entitled to be cast by the Directors (a "majority vote") present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy shall be the act of the Board, except as otherwise provided by law, the Certificate of Formation or this Agreement. If a quorum shall not be present in person, by telephone or by proxy at any meeting of the Board, the Directors present in person, by telephone or by proxy at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person, by telephone or by proxy.

      4.11 Methods of Voting; Proxies. A Director may vote either in person, by telephone or by proxy executed in writing by such Director; provided, however, that the Person designated

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to act as proxy shall be a Director. A telegram, telex, cablegram or similar transmission by a Director, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by a Director shall be treated as an execution in writing for purposes of this Section 4.11. Proxies for use at any meeting of the Board or in connection with the taking of any action by written consent shall be filed with the Board before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Board who shall decide all questions touching upon the qualifications of voters, the validity of the proxies, and the acceptance or rejection of votes. No proxy shall be valid after 30 days from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Directors to act as proxies, unless that instrument shall provide to the contrary, a majority of such Directors present in person or by telephone at any meeting at which their powers thereunder may be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one such Director be present, then such powers may be exercised by that one Director; or, if an even number of such Directors attend in person or by telephone and a majority do not agree on any particular issue, the Board shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

      4.12 Order of Business. The Directors may adopt such rules and procedures relating to their activities as they may deem appropriate, provided that such rules and procedures are not inconsistent with or do not violate the provisions of this Agreement. The secretary of the meeting shall prepare minutes of the meeting and place a copy thereof in the minute books of the LLC. A copy of the minutes of the meeting will be delivered promptly to each Director and Member.

      4.13 Attendance and Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      4.14 Compensation of Directors. Directors, as such, shall not receive any stated salary for their services. Out-of-pocket expenses of attendance, if any, for attendance at each meeting of the Board shall be reimbursed by the LLC; provided, however, that nothing contained in this Agreement shall be construed to preclude any Director from serving the LLC in any other capacity and receiving compensation for such service.

      4.15 Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting, with notice as provided in Section 4.9, and without a vote, if a consent in writing, setting forth the action so taken, is signed by each of the Directors or each member of the committee, as the case may be. Such consent shall have the same force and effect, as of the date stated therein, as a vote of such Directors or members of the committee, as the case may be, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware or in any certificate or other document delivered to any Person or entity. The signed consent shall be placed in the minute book of the LLC.

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      4.16  Telephone and Similar Meetings. The Directors, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting shall constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

      4.17 Limitation on Directors' Authority. Except as otherwise specifically provided in this Agreement or by agreement of all the Members, (i) no Director or group of Directors will have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the LLC, or take any action or incur any obligation, liability, debt, cost or expense in the name of or on behalf of the LLC or conduct any business of the LLC other than by action of the Board taken in accordance with the provisions of this Agreement, and (ii) no Director will have the power or authority to delegate to any Person such Director's rights and powers as a Director to manage the business and affairs of the business and affairs of the LLC.

                                    ARTICLE V
                                    OFFICERS

      5.1   Designation; Term; Qualifications.

            (a) The Board may, from time to time, designate any Person to be a Senior Officer of the LLC. Any Senior Officer so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to such Senior Officer. The Board may assign additional titles to particular Senior Officers, and the assignment of such additional titles shall constitute the delegation to such Senior Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Senior Officer by the Board pursuant to this
Section 5.1.

            (b) The Chief Executive Officer of the LLC (the "Chief Executive Officer") may, from time to time, designate one or more Persons to be Officers (other than Senior Officers) of the LLC, subject to Board approval. Any such Officer so designated shall have such authority and perform such duties as the Chief Executive Officer with the Board's approval may, from time to time, delegate to such Officer. The Chief Executive Officer with the Board's approval may assign titles to particular Officers, and the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer by the Chief Executive Officer with the Board's approval pursuant to this Section 5.1.

            (c) Each Officer shall hold office for the term for which such Officer is designated and until its successor shall be duly designated and shall qualify or until its death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No Officer need be a Director, a Member, a Delaware resident, or a United States

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citizen. Designation of a Person as an Officer of the LLC shall not of itself create any contract rights.

      5.2 Other Officers. In accordance with Section 5.1, the Board may designate any other Officers of the LLC who will exercise the powers and will perform the duties incident to their offices, subject to the direction of the Board.

      5.3 Removal and Resignation. Any Officer may be removed as such, with or without cause, by a majority vote of the votes entitled to be cast by the Directors whenever in their judgment the best interests of the LLC will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Any Officer may resign as such at any time upon written notice to the LLC. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified therein, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

      5.4 Vacancies. Other than as set forth above, any vacancy occurring in any office of the LLC may be filled by the majority vote of the Board.

      5.5 Compensation. The compensation, if any, of the Officers shall be fixed from time to time by majority vote of the Board.

                                   ARTICLE VI
                     REDEMPTIONS; SUBSTITUTES; DISTRIBUTIONS

      6.1 No Right to Redemption. Members will not be entitled to require that their Interests in the LLC be redeemed.

      6.2 Nonliquidating Distributions. All distributions to the Members prior to and not in conjunction with an Event of Termination in accordance with
Section 9.2 shall be made to the Members only at such times as the Board deems appropriate and shall be made in proportion to each Member's Percentage Interest.

      6.3 Distributions In Kind. The LLC shall not make any nonliquidating distribution of property or assets (including cash) to any Member without the consent of the Members holding a majority of the Units then outstanding given pursuant to Article III.

      6.4 Withholding. Notwithstanding anything expressed or implied to the contrary in this Agreement, the Board is authorized to take any action necessary or appropriate to cause the LLC to comply with any foreign or United States federal, state or local withholding requirement with respect to any payment or distribution by the LLC to any Member or other Person. All amounts so withheld, shall be treated as distributions to the applicable Members under the applicable provision of this Agreement. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any amount previously paid or distributed to such Member, such Member or any successor or assignee with respect to such

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Member's Interest hereby indemnifies and agrees to hold harmless the other
Members and the LLC for such excess amount or such withholding requirement, as the case may be, together with all interest and penalties payable.

                                   ARTICLE VII
                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

      7.1 Maintenance of Books and Records, Etc. The LLC shall maintain such books and records on the basis utilized in preparing the LLC's federal income tax return, incorporating the accrual or cash method of accounting, as the Board may determine to be in the best interest of the LLC, and such other records as may be required in connection with the preparation and filing of the LLC's federal, state and local income tax returns or other tax returns or reports or to make the computations called for in this Article VII. All such books and records shall at all times be made available at the principal office of the LLC and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives or designees during normal business hours.

      7.2 Reports to Members. As soon as practicable after the end of each Fiscal Year, the LLC shall send each Person who was a Member at any time during the calendar year then ended (including any assignee, whether or not a substituted Member) such LLC tax information as shall be necessary for the preparation by such Person of its federal, state and local income tax returns.

                                  ARTICLE VIII
                            LIMITATIONS OF LIABILITY

      8.1 Liability of Certain Persons. None of the Directors, Members or any officer, employee or agent of the LLC shall be liable, responsible or accountable in damages or otherwise to any of the Members or any of their successors in interest for any act or omission performed or omitted to be performed in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of the authority granted by this Agreement and in the best interests of the LLC, but shall be so liable, responsible or accountable;
(i) for fraud, intentional misconduct or a knowing violation of law with respect to such acts or omissions; (ii) for any breach of such Person's duty of loyalty to the LLC or its Members or Directors; (iii) for any transaction relating to the LLC from which such Person received an improper benefit; or (iv) for any breach by a Member or Director of this Agreement. Without limitation as to other sources of indemnification, each such Person shall be indemnified and held harmless by the LLC from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to such Person's management of the LLC's affairs, except to the extent it has been Finally Determined that such Person is liable for any of the actions set forth in clauses (i) through (iv) in the immediately preceding sentence. In addition, no Director or any officer, employee or agent of the LLC shall be deemed to have violated a standard of care unless such a violation has been Finally Determined. The LLC shall advance expenses incurred by any Director or any officer, employee or agent of the LLC prior to

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the final disposition of a matter as to which indemnification is sought hereunder, subject to receipt of an undertaking to repay such amounts if it is Finally Determined that the indemnified Person is not entitled to indemnification in accordance with this Section 8.1. The Board may obtain insurance for Directors, Officers or employees with respect to the above as an expense of the LLC.

      8.2 Not Liable for Return of Capital. No Person (including, without limitation, any Member or Director) shall be personally liable for the return of the capital of any Member or any portion thereof or interest thereon, and such return shall be made solely from available LLC assets, if any.

                                   ARTICLE IX
                                      TERM

      9.1 Term. The existence of the LLC commenced on the date of the filing of a certificate of formation described in Section 18-201 of the Delaware Act in the office of the Secretary of State of the State of Delaware in accordance with the Delaware Act, which date was November 26, 2002 (the "Certificate of Formation") and shall continue until a determination by the Members to terminate the LLC (an "Event of Termination") by a vote of the Members holding a majority of Units then outstanding taken pursuant to Article III.

      9.2 Winding-Up. Upon the occurrence of an Event of Termination, the LLC shall be dissolved and wound up. In connection with the dissolution and winding-up of the LLC, the Board or a liquidator or other representative appointed by it (the "Representative") shall promptly proceed with the sale or liquidation of all of the assets of the LLC and shall apply and distribute the proceeds of such sale or liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

            (a) first, to pay (or to make provision for the payment of) all creditors of the LLC and the expenses of liquidation, in the order of priority provided by law or otherwise, in satisfaction of all debts, liabilities or obligations of the LLC due such creditors and of such expenses of liquidation;

            (b) second, to the establishment of any reserve which the Board or the Representative, as the case may be, may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC (such reserve may be paid over by the Board or the Representative to an escrow agent acceptable thereto, to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the Board or the Representative, for distribution of the balance in the manner hereinafter provided in this Section 9.2 hereof); and

            (c) third, after the payment (or the provision for payment) of all debts, liabilities and obligations of the LLC in accordance with Sections 9.2(a) and (b) above, to the Members or their legal representatives in accordance with such Members' respective Capital Account balances by the end of the taxable year in which such dissolution and winding up occurs or, if later, within 90 days after the date of dissolution.

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      9.3   Distributions Upon Dissolution. Upon dissolution and winding up of the LLC, the Board or the Representative, as the case may be, shall distribute LLC assets to the Members in accordance with such Members' respective Capital Account balances either in cash or in kind as the Board determines in its sole discretion; provided, however, that no Member shall be required to accept non-cash consideration except on a pro-rata basis with the other Members. Each Member shall look solely to the assets of the LLC for all distributions with respect to the LLC, its capital contributions thereto, its Capital Account and shall have no recourse therefore against any other Member. Accordingly, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the dissolution occurs) then such Member shall have no obligation to make any capital contributions with respect to such deficit, and such deficit shall not be considered a debt owed to the LLC or any other Person.

      9.4 Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the LLC and the discharge of liabilities to creditors so as to enable the Board or the Representative to minimize the losses attendant upon such liquidation.

      9.5 Termination. Upon compliance with the foregoing distribution plan, the LLC shall cease to be such, and the Board or the Representative, as the case may be, shall execute, acknowledge and file (or cause to be executed, acknowledged and filed) with the Secretary of State of the State of Delaware a certificate of cancellation of the LLC pursuant to the power of attorney granted pursuant to Section 13.13.

                                    ARTICLE X
              CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ALLOCATIONS

      10.1  Capital Contributions.

      The aggregate capital contribution made to the LLC by each Member at any given time during the term of the LLC shall be as set forth in the LLC's books and records. The initial capital contributions and Capital Account balances of the Members are set forth on Schedule A hereto.

      10.2  Capital Accounts.

            (a) There shall be established for each Member on the books of the LLC a capital account (the "Capital Account") reflecting the difference between
(i) the sum of (w) such Member's capital contributions, (x) such Member's share of Profits, and (y) such Member's share of tax-exempt income of the LLC minus
(ii) the sum of (w) such Member's share of Losses, (x) such Member's share of other LLC expenditures that are not deductible for federal income tax purposes (not including principal payments on indebtedness or expenditures to the extent included in the basis of any asset of the LLC), and (y) any distributions to such Members.

            (b) Notwithstanding any other provision in this Section 10.2 or elsewhere in this Agreement, each Member's Capital Account shall be maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations thereunder ("Regulations"), including Regulations Sections 1.704-1(b) and 1.704-2. It is intended that appropriate adjustments shall thereby be made to Capital Accounts to give effect to any income, gain, loss or deduction (or items thereof) that is allocated pursuant to this Agreement. In the event any Interest in the LLC is transferred, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest. In the event that the Board shall determine that it is prudent to modify the manner in which Capital Accounts, or any additions or subtractions thereto (including, without limitation, adjustments relating to liabilities that are secured by contributed or distributed property or that are assumed by the LLC or the Members), are computed in order to comply with such Regulations, the Board shall be entitled to make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section
9.2 upon dissolution of the LLC. The Board shall also make (a) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of LLC capital reflected on the LLC's balance sheet, as computed for book purposes, in accordance with Regulations
Section 1.704-1(b)(2)(iv)(q), and (b) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

            (c) The Board may in its discretion increase or decrease the Capital Accounts of the Members to reflect a revaluation of LLC property on the LLC's books and records, but only in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f). Following any such revaluation, the Members' Capital Accounts shall be adjusted in accordance with Regulations
Section 1.704-1 (b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain or loss as computed for book purposes with respect to such property.

      10.3 Timing and Amount of Allocations of Profits and Losses. Profits and Losses of the LLC shall be determined and allocated with respect to each Fiscal Year of the LLC as of the end of each such year. Subject to the other provisions of this Agreement, an allocation to a Member of a share of Profits or Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Profits or Losses. "Profits" or "Losses" for each Fiscal Year of the LLC shall mean the net income or net loss of the LLC, determined by the method of accounting for the LLC as selected by the Board for federal income tax purposes, including, without limitation, each item of LLC income, gain, loss and deduction; provided, however, in the event of a revaluation of LLC property as described in Section 10.2(c), Profits and Losses of the LLC shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

      10.4  Allocations.

            (a) Except as otherwise provided in this Article X, all Profits and Losses of the LLC shall be allocated to the Members in proportion to their respective Percentage Interests.

            (b)   Notwithstanding Section 10.4(a):

                  (i) If there is a net decrease in LLC Minimum Gain or Member Minimum Gain during any Fiscal Year, the Members shall be allocated items of LLC income and gain for such year (and, if necessary, for subsequent years) in accordance with Regulations Section 1.704-2(f) or Section 1.704-2(i)(4), as applicable.

                  (ii) Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

                  (iii) Items of LLC income and gain shall be allocated to the Members in accordance with the "qualified income offset" requirements of Regulations Section 1.704-1(b)(2)(ii)(d).

                  (iv) To the extent any allocation of losses would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of losses shall be reallocated among the other Members in proportion to their respective Percentage Interests, but in a manner that will not produce an Adjusted Capital Account Deficit as to any other Member.

                  (v)   The allocations set forth in Sections 10.4(b)(i) through
(iv) above and Section 10.4(d) below (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding Section 10.4(a), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

            (c) For any Fiscal Year during which a Member's Interest is assigned by such Member (or by an assignee or successor in interest to a Member), the portion of the Profits or Losses of the LLC that is allocable in respect of such Member's Interest shall be apportioned between the assignor and the assignee on any basis selected by the Board, provided such basis is permitted by Section 706(d)(2) of the Code.

            (d)   Tax Allocations

                  (i) Except as otherwise provided in this Section 10.4(d), each item of income, gain, loss and deduction shall be allocated for income tax purposes among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to this Article X.

                  (ii) Notwithstanding the foregoing provisions of this Article X, income, gain, loss and deduction with respect to property contributed to the LLC by a Member shall be allocated among the Members, pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the adjusted basis of such property to the LLC and its initial value. The LLC shall account for such variation under any method approved under Section 704(c) of the Code and the applicable Regulations as chosen by the Board; provided, however, that the LLC shall use the "traditional method" described in Regulations Section 1.704-3(b) with respect to property contributed to the LLC by WPI and WIN. In the event the value of any LLC asset is adjusted pursuant to Section 10.2(c), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its value in the same manner as under
Section 704(c) of the Code and the applicable Regulations, consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g), using any method approved under Section 704(c) of the Code and the applicable Regulations, as chosen by the Board. Allocations pursuant to this Section 10.4(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other tax items or distributions pursuant to any provision of this Agreement.

      10.5 No Right of Withdrawal. No Member shall have the right to withdraw or demand distribution of any portion of its capital contributions or Capital Account, except in those cases where distributions are required pursuant to this Agreement.

                                   ARTICLE XI
                                   AMENDMENTS

      11.1 The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the unanimous consent of the Members.

      11.2 If the LLC and the Members change the classification of the LLC to that of a corporation for federal income tax purposes, the Board shall be entitled to amend this Agreement, without the approval of the Members, to the extent the Board reasonably determines necessary to cause the allocation of the tax items of the LLC to comply with the applicable provisions of the Code and the Regulations. Such amendments shall not adversely impact the economic rights of the Members with respect to distributions from the LLC.

                                   ARTICLE XII
                                   DEFINITIONS

      12.1 Defined Terms. As used herein the following terms shall have the following respective meanings:

            "1933 Act" means the Securities Act of 1933, as amended.

            "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's capital account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

            (i) decrease such deficit by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore to the LLC pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

            (ii) increase such deficit by such Member's share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

            "Agreement" has the meaning set forth in the preamble to this agreement.

            "Board" has the meaning set forth in Section 4.1.

            "Buyer" has the meaning set forth in the recitals to this Agreement.

            "Capital Account" has the meaning set forth in Section 10.2.

            "Certificate of Formation" has the meaning set forth in Section 9.1.

            "Chief Executive Officer" has the meaning set forth in Section
5.1(b).

            "Closing" has the meaning set forth in the recitals to this Agreement.

            "Code" has the meaning set forth in Section 10.2.

            "Delaware Act" has the meaning set forth in the preamble to this Agreement.

            "Director" means any Person hereafter elected as a Director of the LLC as provided in this Agreement, but does not include any Person who has ceased to be a Director of the LLC.

            "Event of Termination" has the meaning set forth in Section 9.1.

            "Fair Market Value" means the fair market value of the LLC's assets as determined pursuant to procedures adopted from time to time by the Members.

            "Finally Determined" or "Final Determination" means there has been a final, unappealable decision by a court of competent jurisdiction.

            "Fiscal Year" has the meaning set forth in Section 1.7.

            "Interest" means all of a Member's rights, title and interests in the LLC, including such Member's right to vote and such Member's right to allocations, if any, and distributions from the LLC.

            "LLC" has the meaning set forth in the preamble to this Agreement.

            "LLC Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2) for the term "partnership minimum gain."

            "Losses" has the meaning set forth in Section 10.3.

            "majority vote" has the meaning set forth in Section 4.10.

            "Members" has the meaning set forth in the preamble to this Agreement.

            "Member Minimum Gain" means gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-(2)(i).

            "Member Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4) for the term "partner nonrecourse debt."

            "Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2) for the term "partner nonrecourse deductions."

            "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1).

            "Officers" means all Persons designated as Officers of the LLC pursuant to Article V, including Senior Officers, unless stated otherwise in this Agreement.

            "Percentage Interests" means, for each Member, the percentage interest set forth opposite such Member's name on Schedule A hereto, as it may be amended or supplemented from time to time.

            "Person" means a natural person or a corporation, limited liability company, association, trust, estate or partnership.

            "Profits" has the meaning set forth in Section 10.3.

            "Regulations" has the meaning set forth in Section 10.2(b).

            "Regulatory Allocations" has the meaning set forth in Section 10.4.

            "Representative" has the meaning set forth in Section 9.2.

            "Senior Officers" means (A) prior to the Closing, J. Russell Denson as Chief Executive Officer, and (B) following the Closing, the following persons: (1) David Pecker shall be the Chief Executive Officer, (2) John Miley shall be the Chief Financial Officer, and (3) Michael Kahane shall be the Secretary.

            "Units" means, with respect to any Member, the units evidencing such Member's Interests issued to such Member opposite such Member's name on Schedule A hereto, as it may be amended or supplemented from time to time.

            "WIN" has the meaning set forth in the recitals to this Agreement.

            "WPI" has the meaning set forth in the recitals to this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.1 Certification of Limited Liability. Each limited liability company Interest and its corresponding Unit in the LLC shall be represented by a certificate and shall be a "security" within the meaning of Article 8 of the Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code.

      13.2 Pledge of Limited Liability Company Interests. Notwithstanding anything in this Agreement to the contrary, the LLC hereby permits the pledge of its limited liability company Interests and its corresponding Units. The LLC confirms that a pledgee of its limited liability company Interests and its corresponding Units can exercise all of the rights of the pledgor and that no consent of any member or the LLC will be required to permit the pledgee (or the pledgee's assignee) to become a member of the LLC.

      13.3 Waiver of Partition. Each of the Members hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of any of the LLC's property.

      13.4 Entire Agreement. This Agreement together with the documents expressly referred to herein, each as amended or supplemented, constitutes the entire agreement among the parties with respect to the subject matter herein or therein. This Agreement and such other documents supersede any prior agreement or understanding among the parties hereto with respect to the subject hereof and thereof.

      13.5 Successors and Assigns. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

      13.6 Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

      13.7 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend or otherwise affect the scope or intent of this Agreement or any provision hereof.

      13.8 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, or the application of such provision in jurisdictions or to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

      13.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Members to execute the same counterpart hereof.

      13.10 Additional Documents. Subject to the provisions of this Agreement, each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the creation of the LLC and the achievement of its purposes, specifically including (a) any amendments to this Agreement and such certificates and other documents as the Board deems necessary or appropriate to form, qualify or continue the LLC as a limited liability company in all jurisdictions in which the LLC conducts or plans to conduct business and (b) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the LLC or its Members by the laws of the United States of America or any jurisdiction in which the LLC conducts or plans to conduct business, or any political subdivision or agency thereof.

      13.11 Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice signed by the waiving party and given to the party claiming such waiver has occurred; provided, however, that no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

      13.12 Notices. To be effective, unless otherwise specified in this Agreement, all notices and demands, consents and other communications under this Agreement must be in writing and must be given (a) by depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) by delivering the same in person and, (c) by sending the same by an internationally recognized overnight delivery service or (d) by telecopy. For purposes of notices, demands, consents and other communications under this Agreement, the addresses of the Members shall be as set forth on Schedule A to this Agreement and the address of the LLC shall be as set forth in Section 1.5. Notices, demands, consents and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given and made three business days following the date so mailed. Notices, demands, consents and other communications given in accordance with the foregoing clauses (b) (c) and (d) shall be deemed to have been given when delivered. Any Member or its assignee may designate a different address to which notices or demands shall thereafter be directed, and such designation shall be made by written notice given in the manner hereinabove required. Notices to any assignee of a Member shall be given to such assigning Member unless such assignee has designated a different address therefor by written notice given in the manner hereinabove required.

      13.13 Power of Attorney.

            (a) Each Member hereby irrevocably constitutes and appoints the Buyer, as its or true and lawful attorney and agent, in its or name, place and stead to make, execute, acknowledge and, if necessary, to file and record:

                  (i) any certificates or other instruments or amendments thereof which the LLC may be required to file under the laws of the State of Delaware or pursuant to the requirements of any governmental authority having jurisdiction over the LLC or, subject to the terms of this Agreement, which the Board shall deem advisable to file, including, without limitation, this Agreement, any amended Agreement and a certificate of cancellation as provided in Section 9.5;

                  (ii) any certificates or other instruments (including counterparts of this Agreement) and all amendments thereto which the Board shall deem appropriate or necessary to qualify, or continue the qualification of, the LLC as a limited liability company and to preserve the limited liability status of the Members of the LLC; and

                  (iii) any certificates or other instruments which may be required under the Delaware Act in order to effectuate any change in the membership of the LLC or to effectuate the dissolution and termination of the LLC pursuant to Article IX.

            (b) The powers of attorney granted under this Section 13.13 shall be deemed irrevocable and to be coupled with an interest. A copy of each document executed by a Member pursuant to the powers of attorney granted in this
Section 13.13 hereof shall be transmitted to the other Members promptly after the date of the execution of any such document.

            (c) The powers of attorney granted in this Section 13.13 shall survive the death, incapacity or adjudication of incompetency of a Member and shall extend to such Member's successors and assigns.

            (d) Except as expressly set forth in this Agreement, the powers of attorney granted under this Section 13.13 cannot be utilized by a Member for the purpose of increasing or extending any financial obligation or liability of a Member or effecting any amendment hereto not approved by a Member without the written consent of such Member.

      13.14 Entity Characterization. It is the intention of the Members that the LLC be treated as a partnership for income tax purposes.

      13.15 Survival. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the LLC until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

      13.16 Jurisdiction; Waiver of Jury Trial.

            (a) The parties irrevocably submit to the non-exclusive jurisdiction of (i) the New York State Courts and (ii) the United States Court for the Southern District of New York for the purposes of any action arising out of this Agreement or any transaction contemplated hereby. The parties further agree that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party's respective address set forth in Schedule A shall be effective service of process for any action in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action arising out of this Agreement or the transactions contemplated hereby in (i) the New York State Courts or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.

            (b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER

BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

      IN WITNESS WHEREOF, this Agreement has been executed by the Members as of the date first above written.

                                  INITIAL MEMBERS:

                                  WEIDER PUBLICATIONS, INC.,
                                  a Delaware Corporation

                                  By: /s/ J. Russell Denson
                                     -----------------------
                                   Name:  J. Russell Denson
                                   Title: President and Chief Executive Officer

                                  WEIDER INTERACTIVE NETWORKS, INC.,
                                  a Delaware Corporation

                                  By: /s/ J. Russell Denson
                                     -----------------------
                                   Name:  J. Russell Denson
                                   Title: President

      IN WITNESS WHEREOF, this Agreement has been executed by the Buyer as of the Closing.

                                  MEMBER:

                                  AMERICAN MEDIA OPERATIONS, INC.
                                  a Delaware Corporation

                                  By:    /s/ John A Miley
                                     -----------------------
                                   Name:  John A. Miley
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                                   SCHEDULE A

                                 INITIAL MEMBERS

                                                          PERCENTAGE
          NAME                           ADDRESS           INTEREST      UNITS
          ----                           -------           --------      -----
Weider Publications, Inc.           21100 Erwin Street,       99%        9,900
                                    Woodland Hills,
                                    California, 91367

Weider Interactive Networks, Inc.   21100 Erwin Street,        1%         100
                                    Woodland Hills,
                                    California, 91367

                                   SCHEDULE B

                             POST-CLOSING DIRECTORS

                                  David Pecker

                                   John Miley

                                 Michael Kahane